SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.     )
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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Esterline Technologies Corporation
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(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ESTERLINE TECHNOLOGIES CORPORATION

10800 NE 8th Street
Bellevue, Washington 98004
_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 5, 2002

_________________________________

To the Shareholders of Esterline Technologies Corporation:

      NOTICE IS HEREBY GIVEN that the 2002 annual meeting of shareholders for ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Tuesday, March 5, 2002 at 10:00 a.m., at the Hyatt Regency Hotel, 900 Bellevue Way NE, Bellevue, Washington, for the following purposes:

(1)	to elect three directors of the Company to serve a term that expires in 2005;
(2)	to vote on a proposal to approve the adoption of the 2002 Employee Stock Purchase Plan;
(3)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on January 8, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

      The Company's Annual Report for fiscal year 2001 is enclosed for your convenience.

By order of the Board of Directors
/s/ Robert D. George
ROBERT D. GEORGE Vice President, Chief Financial Officer, Secretary and Treasurer
January 23, 2002

Your vote is important. Please sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure that your shares will be represented at the annual meeting. Holders of a majority of the outstanding shares must be present either in person or by proxy for the meeting to be held. If you attend the meeting and vote your shares personally, any previous proxies will be revoked.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 5, 2002

_________________________________

      This proxy statement, which is first being mailed to shareholders on or about January 23, 2002, has been prepared in connection with the solicitation by the Board of Directors of Esterline Technologies Corporation (the "Company") of proxies in the accompanying form to be voted at the 2002 annual meeting of shareholders of the Company to be held on Tuesday, March 5, 2002 at 10:00 a.m., at the Hyatt Regency Hotel, 900 Bellevue Way NE, Bellevue, Washington, and at any adjournment or postponement thereof. The Company's principal executive office is at 10800 NE 8th Street, Bellevue, Washington 98004.

      The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may, without additional compensation, solicit the return of proxies by telephone, telegram, messenger, facsimile transmission or personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse such persons for their expenses in so doing. Furthermore, the Company has retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of $5,000 plus reimbursement of its out-of-pocket expenses.

      Any proxy given pursuant to the solicitation may be revoked at any time prior to being voted. A proxy may be revoked by the record holder or other person entitled to vote (a) by attending the meeting in person and voting the shares, (b) by executing another proxy dated as of a later date or (c) by notifying the Secretary of the Company in writing, at the Company's address set forth on the notice of the meeting, provided that such notice is received by the Secretary prior to the meeting date. All shares represented by valid proxies will be voted at the meeting. Proxies will be voted in accordance with the specification made therein or, in the absence of specification, in accordance with the provisions of the proxy.

      The Board of Directors has fixed the close of business on January 8, 2002, as the record date for determining the holders of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding and entitled to vote 20,720,233 shares of Common Stock, which are entitled to one vote per share on all matters which properly come before the annual meeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Shareholders are not entitled to cumulate votes in electing directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the adoption of the Company's 2002 Employee Stock Purchase Plan. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the meeting. The Common Stock is listed for trading on the New York Stock Exchange.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether or not a quorum is present at the annual meeting. The inspectors of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

ELECTION OF DIRECTORS

      Three directors are to be elected at the 2002 annual meeting of shareholders, each to serve a three-year term expiring at the 2005 annual meeting or until his successor is elected and qualified. The Board of Directors recommends a vote FOR the director nominees named below.

      Directors of the Company are elected for three-year terms that are staggered such that one-third of the directors are elected each year. The current directors whose terms expire at the 2002 annual meeting are Robert W. Cremin, E. John Finn, and Robert F. Goldhammer.

      Information as to each nominee and each director whose term will continue after the 2002 annual meeting is provided below. In the election of directors, any action other than a vote FOR the nominee will have the practical effect of voting against the nominee. Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies FOR the election of the nominees named below. The Board of Directors knows of no reason why any of the nominees will be unable or unwilling to serve. If any nominee becomes unavailable to serve, the Board of Directors intends for the persons named as proxies to vote for the election of such other persons, if any, as the Board of Directors may recommend.

Nominees:

Robert W. Cremin
Chairman, President and Chief Executive Officer, Esterline Technologies.   Age 61.
Mr. Cremin has been Chairman since January 19, 2001. In addition, he has served as Chief Executive Officer and President since January 1999 and September 1997, respectively. From January 1991 to September 1997, he served in various executive positions including Chief Operating Officer, Executive Vice President, Senior Vice President and Group Executive. He is also the Chairman of the President's Council of Manufacturers Alliance/MAPI. He has been a director of the Company since 1998.

E. John Finn
Chairman (Retired), Dorr-Oliver Incorporated.   Age 70.
Mr. Finn is the retired Chairman and Partner of Dorr-Oliver Incorporated (a process engineering and equipment company), having held such positions from 1988 to 1995. He is also a director of Stantec, Inc. He has been a director of the Company since 1989.

Robert F. Goldhammer
Chairman, ImClone Systems, Incorporated.   Age 70.
Mr. Goldhammer has been the Chairman of ImClone Systems, Incorporated (a biotechnology company) since 1984. Previously, he was a Partner and Vice Chairman of the Executive Committee of Kidder, Peabody & Co. Incorporated. He is also President and a Partner at Concord International Investments Group L.L.P. He has been a director of the Company since 1974.

Continuing Directors:

Richard R. Albrecht
Executive Vice President (Retired), Commercial Airplane Group, The Boeing Company.   Age 69.
Prior to August 1997, Mr. Albrecht was Executive Vice President of the Commercial Airplane Group for The Boeing Company (an aerospace company), having held such position from 1984 to 1997. He has been a director of the Company since 1997 and his current term expires in 2004.

Ross J. Centanni
Chairman, President and Chief Executive Officer, Gardner Denver, Inc.   Age 56.
Mr. Centanni has been the Chairman of Gardner Denver, Inc. (a manufacturer of industrial compressors and blowers) since November 1998, and the President and Chief Executive Officer since November 1993. He is also a director of Denman Services, Inc., Petroleum Equipment Suppliers Association and Quincy University. He has been a director of the Company since 1999 and his current term expires in 2003.

John F. Clearman
Special Advisor to the Board, Milliman USA.   Age 64.
Mr. Clearman retired as the Chief Financial Officer of Milliman USA (an actuarial consulting firm) in July 2001; a position he held since October 1998. From 1986 through 1994 he was the President and Chief Executive Officer of NC Machinery Co. He is also a director for several other companies including Oberto Sausage, Inc., Washington Federal Savings, Inc., Barclay Dean Interiors, GT Development, Lang Manufacturing and Pinnacle Publishing. He has been a director of the Company since 1989 and his current term expires in 2004.

Robert S. Cline
Chairman and Chief Executive Officer, Airborne Freight Corporation.   Age 64.
Mr. Cline has been the Chairman and Chief Executive Officer of Airborne Freight Corporation (an air express company) since 1984. He is also a director of SAFECO Corporation. He has been a director of the Company since 1999 and his current term expires in 2003.

Wendell P. Hurlbut
Chairman (Retired), Esterline Technologies.   Age 70.
Mr. Hurlbut served as Chairman of the Company from January 1993 through January 2001. Previously, he served as Chief Executive Officer of the Company from September 1997 through January 1999 and President and Chief Executive Officer from January 1993 through September 1997. Mr. Hurlbut is a retired member of the Board of Directors of the National Association of Manufacturers. He has been a director of the Company since 1989 and his current term expires in 2003.

Jerry D. Leitman
President and Chief Executive Officer of FuelCell Energy, Inc.   Age 59.
Mr. Leitman has been the President and Chief Executive Officer of FuelCell Energy, Inc. (a fuel cell company) since August 1997. From January 1995 through August 1997 he was President of Jaydell, Inc. He has been a director of the Company since 1998 and his current term expires in 2004.

OTHER INFORMATION AS TO DIRECTORS

Director Compensation

      The Company pays, in cash, non-employee directors an annual retainer fee of $20,000 for services on the Board and all committees thereof, a fee of $1,000 for each special meeting attended and a fee of $200 for each telephonic meeting in which they participate (and reimburses such directors for out-of-pocket expenses incurred therewith). The Company also pays, in cash, each non-employee director serving as a committee chairman an annual fee of $5,000.

      In addition, the Company pays non-employee directors additional compensation in the form of an annual issuance to each director of $10,000 worth of fully-paid Common Stock and reimburses each such director in cash for the payment of income taxes ($6,556.29 at current Federal income tax rates) on this stock. Employees of the Company serving on the Board and committees thereof receive no additional compensation for such service. There were six meetings of the Board of Directors during fiscal 2001.

Board Committees

      The Audit Committee, currently consisting of Messrs. Clearman (Chairman), Albrecht, Centanni, and Cline, recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit assignments. The Board of Directors has adopted a written charter for the audit committee, whose duties also include reviewing: (1) the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors resulting therefrom and management's response thereto, (2) the independence of the outside auditors, (3) the accounting principles being applied by the Company in financial reporting, (4) the activities of the Company's internal auditors and the adequacy of internal accounting controls, (5) the Company's environmental compliance practices, pending litigation, taxation matters, risk management programs and other management systems, and (6) such other related matters as it deems appropriate. The Audit Committee met eight times during 2001.

      The Compensation & Stock Option Committee, currently consisting of Messrs. Goldhammer (Chairman), Finn, Hurlbut and Leitman, recommends the form and level of compensation for officers of the Company. The Compensation & Stock Option Committee has also been appointed by the Board of Directors to administer the Company's stock option plans and incentive compensation plans. The Compensation & Stock Option Committee met five times during 2001.

      The Executive Committee, currently consisting of Messrs. Cremin (Chairman), Albrecht, Finn and Goldhammer, reviews situations that might, at some future time, become items for consideration of the entire Board of Directors and acts on behalf of the entire Board of Directors between its meetings. The Executive Committee met once during 2001.

      The Nominating Committee, currently consisting of Messrs. Finn (Chairman), Cline and Hurlbut, recommends individuals to be presented to the shareholders of the Company for election or re-election to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 2002 annual meeting, which were submitted to the Secretary of the Company by September 21, 2001, and which contained sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications, were considered by the Nominating Committee. The Nominating Committee met twice during 2001.

      During fiscal 2001, each director attended at least 79% of the total number of meetings of the Board of Directors and Board committees of which he was a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of shares of Common Stock as of January 8, 2002 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers and (iv) all directors and executive officers of the Company as a group.
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Alliance Capital Management L.P.
    1290 Avenue of the Americas, New York, NY 10104
J. L. Kaplan Associates, LLC
    222 Berkeley Street, Suite 2010, Boston, MA 02116
Dimensional Fund Advisors Inc.
    1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
Barclays Bank PLC
    12 East 49th Street, New York, NY 10012
Robert W. Cremin
Larry A. Kring
James J. Cich, Jr.
Stephen R. Larson
Wendell P. Hurlbut
Robert D. George
E. John Finn
Robert F. Goldhammer
John F. Clearman
Richard R. Albrecht
Ross J. Centanni
Robert S. Cline
Jerry D. Leitman
Directors, nominees and executive officers as a group (14 persons)

	1,492,365 (3) 1,318,730 (4) 1,205,291 (5) 1,087,317 (6) 323,141 (7) 276,650 (7) 119,700 (7) 107,500 (7) 75,819 66,500 (7) 39,324 29,824 13,324 3,814 3,282 3,282 1,580 1,132,540 (7)	7.2% 6.4% 5.8% 5.2% 1.5% 1.3% * * * * * * * * * * * 5.2%

____________________
*	Less than 1%
(1)	Unless otherwise indicated, the business address of each of the shareholders named in this table is Esterline Technologies Corporation, 10800 NE 8th Street, Bellevue, Washington 98004.
(2)

Unless otherwise indicated in the footnotes to this table, the person and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)

Based upon information provided by Alliance Capital Management, L.P., an investment adviser ("Alliance"), and AXA Financial, Inc., Alliance has sole voting power with respect to 1,303,350 shares, shared voting power with respect to 15,895 shares and sole dispositive power with respect to 1,492,365 shares. AXA Rosenburg Investment Management LLC ("AXA Rosenburg") is deemed to have sole voting power with respect to 449,420 shares and shared dispositive power with respect to 657,220 shares. Each of Mutuelles AXA, as a group, parent holding company of AXA and AXA Financial, Inc., and AXA, parent holding company of AXA Rosenburg, disclaim beneficial ownership of all such securities. On an aggregate basis, AXA Financial, Inc. beneficially owns 2,149,585 shares, or 10.4% of the Company's common stock.

(4)

The holding shown is based on information provided by J. L. Kaplan Associates, LLC, a registered investment advisor. Based on such information, sole and shared voting and dispositive power is reported with respect to all of the shares.

(5)

Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment adviser and investment manager, Dimensional possessed both voting and investment power over all of the above shares as of September 30, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(6)

The number of shares held is based upon a Form 13-F relating to the period ended September 28, 2001 filed on behalf of Barclays Bank PLC, Barclays PLC, Barclays Funds Limited, Barclays Global Investors, Ltd., Barclays Life Assurance Company Limited, Barclays Trust and Banking Company (Japan) Limited, Barclays Global Investors, NA, Barclays Global Fund Advisors, and Barclays Capital Securities Limited (the "Barclays Entities"). According to such filing, the Barclays Entities have sole voting authority with respect to 1,054,326 shares and investment discretion with respect to all of the shares.

(7)

Includes shares subject to options granted under the Company's 1987 and 1997 Stock Option Plans which are exercisable currently or within 60 days of the date of this proxy statement as follows: Mr. Cremin, 317,500 shares; Mr. Kring, 256,250 shares; Mr. Larson, 105,500 shares; Mr. Cich, 87,500 shares; Mr. George, 65,500 shares; and directors, nominees and executive officers as a group, 898,250 shares.

____________________

EXECUTIVE COMPENSATION

      The following table summarizes compensation paid or accrued during fiscal years 2001, 2000, and 1999 for services in all capacities to the Company by the persons who, at October 26, 2001, were the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

Summary Compensation Table
Long-Term Compensation
Name and Principal Position	Year	Annual Compensation		Awards Securities Underlying Options (#)	Payouts LTIP Payouts ($)	All Other Compensation ($) (1)
		Salary ($)	Bonus ($)
Robert W. Cremin (2) Chairman, President and Chief Executive Officer	2001 2000 1999	454,583 409,167 373,333	259,749 329,327 187,758	50,000 35,000 50,000	225,775 319,825 220,275	2,550 2,550 2,400
James J. Cich, Jr. (3) Group Vice President	2001 2000 1999	233,333 221,667 200,000	87,514 119,034 56,311	10,000 15,000 10,000	73,890 104,670 72,090	2,550 2,550 2,400
Robert D. George (4) Vice President, Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	246,667 222,500 180,833	92,355 126,970 51,881	10,000 40,000 35,000	73,890 104,670 40,050	2,550 2,550 2,400
Larry A. Kring Group Vice President	2001 2000 1999	308,333 297,500 282,500	115,444 158,712 93,879	15,000 22,500 15,000	73,890 104,670 72,090	2,550 2,550 2,400
Stephen R. Larson (5) Vice President, Strategy & Technology	2001 2000 1999	262,000 255,833 248,333	97,941 135,963 82,350	10,000 15,000 10,000	73,890 104,670 72,090	2,550 2,550 2,400

____________________
(1)	Other amounts listed are those contributed or accrued by the Company for the Named Executive Officer under the Company's 401(k) plan.
(2)

Mr. Cremin was named Chairman on January 19, 2001, in addition to President and Chief Executive Officer, which he has held since January 19, 1999. Previously, he held positions as President and Chief Operating Officer since September 25, 1997.

(3)	Mr. Cich was promoted to Group Vice President on March 1, 1999. Previously, he was Group Executive from his hire date of February 24, 1997.
(4)

Mr. George was promoted to Vice President, Chief Financial Officer, and Secretary effective July 1, 1999. He served as Treasurer and Controller from his hire date of June 30, 1997 and continues as Treasurer.

(5)	Mr. Larson assumed a new position as Vice President, Strategy & Technology on January 4, 2000. From April 1991, he was Group Vice President.

____________________

Options Granted in the Fiscal Year Ended October 26, 2001
Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					0% ($)	5% ($)	10% ($)
Robert W. Cremin James J. Cich, Jr. Robert D. George Larry A. Kring Stephen R. Larson	50,000 (2) 10,000 (3) 10,000 (3) 15,000 (3) 10,000 (3)	28% 6% 6% 8% 6%	27.19 21.31 21.31 21.31 21.31	January 2011 December 2010 December 2010 December 2010 December 2010	0 0 0 0 0	854,982 134,017 134,017 201,026 134,017	2,166,693 339,627 339,627 509,440 339,627

____________________
(1)

The grants were made pursuant to the Company's 1997 Stock Option Plan. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. The options vest at the rate of twenty-five percent per year on each of the first four anniversaries of the date of grant. The 1997 Stock Option Plan provides that the aggregate exercise price of the options and the withholding tax applicable upon exercise (up to the 27.5% tax rate) may be paid through withholding of shares otherwise issuable upon exercise, which shares are valued at the market price per share on the date of exercise. In the event any person becomes the beneficial owner of 30% or more of the Common Stock, including by means of a tender offer, or upon approval by the Company's shareholders of a merger or similar transaction providing for the exchange of more than 50% of the Company's shares into cash, property or securities of a third party, all options held by the Named Executive Officers under the stock option plans will become immediately exercisable.

(2)	This grant was made in January 2001.
(3)	These grants were made in December 2000.
(4)

The potential realizable value is based on the assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term, as specified by the SEC. These assumed rates of annual stock price appreciation are specified by the rules of the SEC and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual realizable value, if any, on stock option exercises depends on the future performance of the Common Stock as well as the option holder's continued employment with the Company.

Aggregated Option Exercises in the Fiscal Year Ended October 26, 2001,
and Fiscal Year End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (2)		Value of Unexercised, In-the-Money Options at Fiscal Year End ($) (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Cremin James J. Cich, Jr. Robert D. George Larry A. Kring Stephen R. Larson	- - - 10,000 50,000	- - - 165,375 695,350	278,750 73,750 53,500 239,375 103,500	106,250 31,250 59,500 43,125 29,500	999,844 58,594 24,219 1,906,016 545,156	82,031 35,156 47,656 52,734 35,156

____________________
(1)	The value realized is the difference between the fair market value of the underlying Common Stock at the time of exercise and the aggregate exercise price of the options.
(2)	Exercisable/unexercisable amounts are as of October 26, 2001.
(3)

Based on the closing price of the Common Stock on October 26, 2001, as reported by the New York Stock Exchange ($14.50), less the exercise price, multiplied by the number of in-the-money options held. There is no guarantee that, if and when these options are exercised, they will have this value.

Long-Term Incentive Plans - Awards in the Fiscal Year Ended October 26, 2001

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout
Estimated Future Annual Payouts under Non-Stock Price-Based Plans ($) (1)
			Target	Maximum
Robert W. Cremin James J. Cich, Jr. Robert D. George Larry A. Kring Stephen R. Larson	- - - - -	2000-2002 2000-2002 2000-2002 2000-2002 2000-2002	275,000 90,000 90,000 90,000 90,000	412,500 135,000 135,000 135,000 135,000

____________________
(1)

The above awards were made pursuant to the Company's long-term incentive compensation plan which was instituted on November 1, 1999. Awards under the new plan are based on performance with respect to three groups of objectives: Group I-target earnings per share growth and target return on shareholders' equity; Group II-strategic operating performance objectives, which may be altered from time to time by the Committee; and Group III-relative earnings per share and return on equity as compared to a peer group of companies and industries. Each of the three groups of objectives is weighted equally and the plan provides for annual updating of objectives when the Committee deems appropriate. Partial payments are to be made based on performance with respect to each group of targets for each year. See "Compensation Committee Report - Long Term Incentive Plan."

Retirement Benefits

      The Named Executive Officers are covered by a tax-qualified defined benefit retirement plan and a Supplemental Executive Retirement Plan ("SERP") which require an employee contribution of 1% of annual compensation. Under the plans, benefits accrue until retirement, subject to a 30-year maximum, with normal retirement at age 65. Under the tax-qualified defined benefit retirement plan, retirees are entitled to receive an annuity computed under a five-year average compensation formula, which includes salary, amounts earned under annual and long-term incentive compensation plans and amounts realized upon exercise of stock options, less expected Social Security benefits. The SERP provides benefits in excess of statutory limits and entitles retirees to receive an annuity computed under a restricted version of the five-year average compensation formula, which excludes amounts earned under the long-term incentive compensation plan and amounts realized upon exercise of stock options. The retirees may select either a life annuity or one of several alternative forms of payment with an equivalent actuarial value.

      The approximate annual annuity payable upon retirement to the Named Executive Officers is shown in the following table. The amounts shown assume retirement at age 65. Benefits are integrated with Social Security based on the career average Social Security wage base in effect in 2001. To the extent the Social Security wage base is increased after 2001, the benefits payable under the retirement plan would be lower than the amounts shown.

Pension Plan Table
	Years of Credited Service at Retirement
Average Compensation	10	15	20	25	30
$ 100,000 250,000 400,000 550,000 700,000 850,000 1,000,000 1,150,000	$ 13,200 37,200 61,200 85,200 109,200 133,200 157,200 181,200	$ 19,900 55,900 91,800 127,900 163,900 199,900 235,900 271,900	$ 26,500 74,500 122,500 170,500 218,500 266,500 314,500 362,500	$ 33,100 93,100 153,100 213,100 273,100 333,100 393,100 453,100	$ 39,700 111,700 183,700 255,700 327,700 399,700 471,700 543,700

      As of the end of 2001, the Named Executive Officers had accumulated the following years of credited service: Mr. Cremin, 25; Mr. Cich, 4; Mr. George, 4; Mr. Kring, 8; and Mr. Larson, 22. Pursuant to an arrangement approved by the Board of Directors, Mr. Cremin receives 1.28 years of credit for each year of service after September 29, 1996, until he ceases to be employed as the Company's Chief Executive Officer or until he reaches age 65 (which will result in Mr. Cremin having 30 years of credited service upon retirement from the Company after attaining age 65).

Termination Agreements

      The Company has entered into termination protection agreements with the Named Executive Officers which are designed to induce them to remain in the employ of the Company or any successor company in the event of certain changes in ownership or control by assuring compensation benefits if an officer is terminated "Without Cause" or resigns for "Good Reason," as defined in the agreements. In the event of such termination within two years after a change in ownership or control, the agreements provide for lump sum payments equal to three times the average compensation received during the prior two years, payment of certain legal fees and expenses associated with the termination and insurance benefits for the remainder of the initial two-year period, or until other full-time employment is accepted.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company's Board of Directors consists entirely of non-employee directors who are independent, as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. A copy of the Audit Committee charter is attached to this proxy as Annex A.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing the Company's financial reporting processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements relating to the fiscal year ended October 26, 2001 and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters relating to the audit required to be discussed by Statements of Auditing Standards 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company and received the written disclosures from the independent auditors required by the Independence Standards Board Standard No. 1.

      The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 26, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors.

Respectfully Submitted,

JOHN F. CLEARMAN, CHAIRMAN
RICHARD R. ALBRECHT
ROSS J. CENTANNI
ROBERT S. CLINE

INDEPENDENT ACCOUNTANT'S FEES

      The aggregate fees billed by Ernst & Young LLP, the Company's independent accountants, in fiscal 2001 were as follows:
Services Rendered in Fiscal 2001	Fees

Professional services rendered for the audit of the Company's annual financial statements, and the reviews of the financial statements included in the Company's Forms 10-Q
Audit related services
All other services

$476,600 323,639 526,154

      The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence and has concluded that it is.

COMPENSATION COMMITTEE REPORT

Executive Compensation Principles

      The Compensation & Stock Option Committee (the "Committee") is responsible for administering the compensation program for the executive officers of the Company. The Committee is composed exclusively of non-employee directors who are not eligible to participate in any of the Company's executive compensation programs.

      The Company's executive compensation practices are based on principles designed to align executive compensation with Company objectives, business strategy, management initiatives and financial performance. In applying these principles the Committee has established a program to:
*

Support a performance-oriented environment that rewards performance not only with respect to the Company's annual results, but also with respect to Company performance as compared to that of longer-term industry performance levels.

*	Reward executives for long-term strategic management and the enhancement of shareholder value.
*	Attract and retain key executives critical to the success of the Company.

Executive Compensation Program

      Each executive's total compensation consists of both cash and equity-based compensation. The cash portion consists of salary, an annual incentive plan and a long-term incentive plan. The equity portion consists of awards under the Company's stock option plans.

Salary:

      The Committee determines the initial salary for key executive officers based upon surveys of salaries for positions of comparable responsibility, taking into account competitive norms and the experience of the person being considered. Subsequent salary changes are based upon individual performance, salary surveys or changes in responsibilities.

Annual Incentive Plan:

      Award amounts payable under the annual incentive plan are initially computed at the beginning of the fiscal year based on the achievement of certain performance measurement goals and a "target" amount (stated as a percentage of the executive's base salary). The award amount can range from 0% to 150% of each executive's "target" award amount.

      After award amounts are computed, the Committee may, at its discretion, adjust the actual amount paid to each executive upward or downward by as much as 25% of the greater of the executive's computed award and the executive's target award amount. The ability of the Committee to make subjective adjustments to award amounts reflects the Committee's desire that the performance of the Company measured against the goals established at the beginning of the year reflect as fully as possible the achievements of management. No award may exceed 112.5% of the executive's base salary.

      For 2001, the Committee selected earnings per share as the sole performance goal. Award amounts computed under the plan formula ranged from 28% to 56% of base salary. No adjustments under the discretionary formula were made.

Long-Term Incentive Plan:

      The long-term incentive compensation plan covers the three fiscal year period ending in October 2002 and is based on three groups of objectives: Group I establishes target earnings per share growth and target return on shareholders' equity; Group II establishes strategic operating performance objectives for the Committee to monitor which may be altered from time to time by the Committee; and Group III establishes relative earnings per share and return on equity performance measurements compared to a peer group of companies and industries. Each of the three groups of objectives is weighted equally and the plan provides for annual updating of objectives when the Committee deems appropriate.

      The plan contemplates partial payouts after the close of each fiscal year based on Committee evaluation of performance and based upon certain dollar targets established for each participant at the beginning of each fiscal year. These partial payouts are limited to 150% of base salary for each year an executive receives payments under the plan. For fiscal 2001, no earned payout to a plan participant exceeded 49% of base salary.

Stock Options:

      The portion of the long-term incentive provided from stock options contemplates annual awards of stock options roughly equal in market value to the current salary of each senior executive. The Committee regularly reviews each executive's situation and periodically grants additional options. In December 2000 and 2001, the Committee awarded the officers options to purchase, in the aggregate, 55,000 and 130,000 shares, respectively, of the Company's Common Stock with an exercise price equal to the fair market value on the date of grant. In addition, in January 2001, upon promotion, the Committee awarded the Chairman options to purchase 50,000 shares of the Company's Common Stock at the fair market value on the date of grant.

Chief Executive Officer Compensation:

      The Compensation Committee believes the CEO's compensation should be structured so that the payouts from the annual incentive plan and the long-term incentive plan relate closely to the Company's performance. It has generally followed a policy of providing the CEO with a compensation package that, in addition to base salary, would pay cash incentives under both of the incentive plans of up to 125% of salary for target Company performance. In 2001, the CEO's award under the annual incentive plan was $259,749 (56% of base salary), the earned portion of the long-term incentive plan was $225,775 (49% of base salary) and the CEO's base salary was $465,000 (effective January 19, 2001). In January 2001, upon promotion, the Committee awarded the CEO options to purchase 50,000 shares of the Company's Common Stock at fair market value on the date of grant. In December 2001, the Committee awarded the CEO options to purchase 50,000 shares of the Company's Common Stock at fair market value on the date of grant.

      Each year, the Committee separately reviews the CEO's salary and participation levels in both the annual incentive plan and long-term incentive plan.

      The Company's general policy is to provide compensation payable under its executive compensation plans and arrangements that will be deductible under the million dollar limit on deductible compensation provided under Section 162(m) of the Internal Revenue Code. However, exceptions may be made on a case-by-case basis.

Respectfully submitted,

ROBERT F. GOLDHAMMER, CHAIRMAN
E. JOHN FINN
WENDELL P. HURLBUT
JERRY D. LEITMAN

COMMON STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total return to shareholders on the Common Stock during the years 1996 through 2001 with the cumulative total return of the Standard & Poor's 500 Stock Index, the Aerospace & Defense Smallcap Index, and the Standard & Poor's Smallcap 600 Index. The cumulative total return on the Company's Common Stock and each index assumes the value of each investment was $100 on October 31, 1996, and that all dividends were reinvested. The measurement dates plotted below indicate the last trading date of each fiscal year shown. The stock price performance shown in the graph is not necessarily indicative of future price performance.

      The closing market price of the Company's Common Stock on the New York Stock Exchange as reported on January 8, 2002, was $16.08 per share.

ADOPTION OF 2002 EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors is asking the stockholders to approve the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan (the "ESPP"). The ESPP was approved by the Board of Directors on September 17, 2001, but will become effective only upon approval by the stockholders. The Board of Directors recommends a vote FOR the adoption of the 2002 Employee Stock Purchase Plan.

      A copy of the proposed ESPP is attached to this proxy statement as Annex B and is incorporated herein by reference. The following description of the ESPP is a summary and does not purport to be a complete description. See Annex B for more detailed information.

Description of the ESPP

      Purpose. The purpose of the ESPP is to assist employees of the Company, its U.S. subsidiaries and any other subsidiaries the Board may later designate in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The ESPP is also intended to encourage employees to work in the best interests of the stockholders, to support recruitment and retention of qualified employees and to provide employees with an advantageous means of accumulating long-term investments.

      Administration. The ESPP may be administered by the Company's Board of Directors or any Board appointed committee, or by one or more executive officers designated by the Board. The Board has established an Administrative Committee to serve as the plan administrator, that is composed of the Company's Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources. The plan administrator is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Code Section 423.

      Stock Subject to the ESPP. Under the ESPP, qualified employees may purchase shares of Common Stock through payroll deductions at a discount from market price, without incurring broker commissions. A maximum of 300,000 shares of Common Stock, subject to adjustment for stock splits, will be available for purchase under the ESPP. The Common Stock issued under the ESPP will be from authorized but unissued shares of the Company's Common Stock or from shares subsequently acquired as treasury shares.

      Eligibility. To be eligible to participate in the ESPP, an employee must be employed by the Company at least 20 hours per week, customarily work for the Company for a minimum of five months per year, have been employed by the Company or a designated subsidiary for a minimum of one year, and may not own 5% or more of the combined voting power or value of the Company's capital stock or that of any related corporations. These eligibility criteria may be changed by the plan administrator for future offering periods within the limits of Code Section 423. Non-employee directors of the Company are not eligible to participate in the ESPP. Approximately 3,300 employees are eligible to participate in the ESPP.

      Offering Periods. The ESPP is divided into six-month offering periods that begin on January 1 and July 1 of each year and end, respectively, on the next June 30 and December 31. The first offering period under the ESPP will begin on July 1, 2002 and end on December 31, 2002. During the offering periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions. Payroll deductions accrue at a rate of not less than 1% and not more than 15% of the employee's base pay during each payroll period in an offering period. At the end of each six-month offering period, the purchase price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of Common Stock. Under the ESPP, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any calendar year, and no employee may purchase more than 2,000 shares in any single offering period.

      Purchase Price. The purchase price per share of Common Stock is 85% of the lesser of (1) the fair market value of the Common Stock on the first day of an offering period, and (2) the fair market value of the Common Stock on the last day of an offering period.

      Effect of Termination. Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the balance in the employee's ESPP account to the employee or to his or her estate without interest. Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

      Change in Control. In the event of certain mergers, consolidations or acquisitions by another corporation of all or substantially all of the Company's assets, each outstanding option to purchase shares under the stock purchase plan (as described below under "Federal Income Tax Purposes") will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before such proposed transaction. In the event of a proposed liquidation or dissolution of the Company, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

      Amendment, Suspension and Termination of the ESPP. The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code. Unless sooner terminated, the ESPP will terminate on September 17, 2011.

Federal Income Tax Consequences

      The Company intends that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying Treasury Regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of state, local or foreign tax laws.

      Under the Code, the Company is deemed to grant employee participants in the ESPP an "option" on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price.

      The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (1) two years after the deemed "option" is granted (the first day of an offering period), and (2) one year after the deemed "option" is exercised and the Common Stock is purchased (the last day of an offering period). When the Common Stock is disposed of after this period (a "qualifying disposition"), the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price," and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the "option price." The "option price" is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

      When an employee sells the Common Stock before the expiration of the required holding period (a "disqualifying disposition"), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference. Even though an employee must treat part of his or her gain on a qualifying disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company, on the recommendation of the Audit Committee and management, approved the appointment of Ernst & Young LLP as the Company's independent auditors to audit its consolidated financial statements for the year ending October 26, 2001.

      The Company expects that representatives of Ernst & Young LLP will be present at the 2002 annual meeting, will be given the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors and executive officers to send reports of their ownership of Common Stock and of changes in such ownership to the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who did not file a Section 16 report on a timely basis. Based solely upon a review of such reports furnished to the Company and written representations from the executive officers and directors that no other reports were required, the Company believes that all such reports were filed on a timely basis during fiscal 2001.

OTHER MATTERS

      As of the date of this proxy statement, the only matters which management intends to present at the meeting are those set forth in the notice of meeting and in this proxy statement. Management knows of no other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting as proxies.

ANNUAL REPORT AND FORM 10-K

      The 2001 Annual Report of the Company was mailed to shareholders with this proxy statement. The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended October 26, 2001 to any shareholder who makes a request. Contact Esterline Technologies, Attn: Corporate Communications, 10800 NE 8th Street, Bellevue, WA 98004 or call (425) 453-9400. This proxy statement and the 2001 Annual Report are also available at the Company's Web site, http://www.esterline.com.

SHAREHOLDER PROPOSALS FOR 2003

      An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2003 annual meeting must notify the Secretary of the Company. The proposal must be received at the Company's executive office no later than September 20, 2002. A shareholder must have been a registered or beneficial owner of at least one percent of the outstanding shares of Common Stock or shares of Common Stock with a market value of $2,000 for at least one year prior to submitting the proposal and the shareholder must continue to own such stock through the date on which the meeting is held. In addition, if the Company receives notice of a shareholder proposal after December 5, 2002, the persons named as proxies in the proxy statement for the 2003 annual meeting will have discretionary voting authority to vote on such proposal at the 2003 annual meeting.
By order of the Board of Directors
/s/ Robert D. George
ROBERT D. GEORGE Vice President, Chief Financial Officer, Secretary and Treasurer
January 23, 2002

ANNEX A

AUDIT COMMITTEE CHARTER

AND

ANNEX B

2002 EMPLOYEE STOCK PURCHASE PLAN

ANNEX A

AUDIT COMMITTEE CHARTER

      It is the policy of this corporation to have an audit committee to function on behalf of the Board of Directors with certain responsibilities as granted by the Board of Directors.

Composition, Role and Independence

      The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board. The membership of the committee shall consist of at least three directors. In the business judgment of the Board, each member shall be generally knowledgeable in financial and auditing matters, and at least one member shall have accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange ("NYSE"), as the same may be amended or supplemented from time to time. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The outside accountants are ultimately accountable to the Board of Directors and the Audit Committee.

      The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

Responsibilities

      The Audit Committee's primary responsibilities include:

Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the corporation. Together with the Board, the Audit Committee is ultimately responsible for the selection, evaluation and, as necessary, the replacement of the outside accountants. In so doing, the committee will ensure that the outside accountants submit on a periodic basis a formal written statement delineating all relationships between the outside accountants and the Company and an affirmation that the auditor is in fact independent, actively engage in dialogue with the outside accountants regarding any relationships or services that may impact the outside accountants' objectivity and independence, and recommend to the Board actions appropriate to satisfy itself of the outside accountants' independence.

Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q.

Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

Discussing with management the status of: pending litigation; taxation matters; environmental compliance practices; risk management program; and other legal and compliance areas as may be appropriate.

Reporting audit committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders, which report shall include the information required by applicable SEC and NYSE rules, as amended and supplemented from time to time.

Annual Review

      The Audit Committee shall review and reassess this charter and agenda annually.

ANNEX B

ESTERLINE TECHNOLOGIES CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE

      The purposes of the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan (the "Plan") are: (a) to assist employees of Esterline Technologies Corporation, a Delaware corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended; (b) to encourage employees to work in the best interests of Company stockholders; (c) to support recruitment and retention of qualified employees; and, (d) to provide employees an advantageous means of accumulating long-term investments.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

"Additional Shares" has the meaning set forth in Section 6.

"Affiliate" has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

"Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Company's Compensation and Stock Option Committee or any other Board committee appointed by the Board to administer the Plan.

"Common Stock" means the common stock, par value $0.20 per share, of the Company.

"Company" means Esterline Technologies Corporation, a Delaware corporation.

"Company Transaction" means consummation of either any of the following events:
(a)

consummation of a merger or consolidation of the Company or any direct or indirect Subsidiary Corporation of the Company with or into any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, at least 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(b)

consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

"Designated Subsidiary" means any domestic Subsidiary Corporation or any other Subsidiary Corporation designated as such by the Board or the Committee.

"Eligible Compensation" means all base straight time gross earnings, inclusive of any paid leave, and does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

"Eligible Employee" means any employee of the Company or a Designated Subsidiary who is in the employ of the Company or any Designated Subsidiary on one or more Offering Dates and who meets the following criteria:
(a)

the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation;

(b)	the employee's customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering;
(c)	the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator for a future Offering;
(d)

the employee has been employed for a minimum of one year as of an Offering Date or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

"Enrollment Period" has the meaning set forth in Section 7.1.

"ESPP Broker" has the meaning set forth in Section 10.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" shall be as established in good faith by the Plan Administrator or if the Common Stock is publicly traded, the closing sale price of the Common Stock on the Offering Date or the Purchase Date, as applicable, as reported in the Western Edition of The Wall Street Journal, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

"Human Resources Department" means the human resources department or such other department or individual authorized by the Plan Administrator to perform certain ministerial duties under the Plan.

"Offering" has the meaning set forth in Section 5.1.

"Offering Date" means the first day of an Offering.

"Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

"Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

"Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Plan" means the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan.

"Plan Administrator" has the meaning set forth in Section 3.1.

"Purchase Date" means the last day of each Offering or Purchase Period.

"Purchase Period" has the meaning set forth in Section 5.2.

"Purchase Price" has the meaning set forth in Section 6.

"Securities Act" means the Securities Act of 1933, as amended.

"Subscription" has the meaning set forth in Section 7.1.

"Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Successor Company" has the meaning set forth in Section 20.3.

SECTION 3. ADMINISTRATION

3.1      Plan Administrator

      The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates one or more executive officers of the Company to administer the Plan, by such executive officer(s) (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2      Administration and Interpretation by the Plan Administrator

      Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4. STOCK SUBJECT TO PLAN

      Subject to adjustment from time to time as provided in Section 20.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 300,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company as treasury shares.

SECTION 5. OFFERING DATES

5.1      Offerings
(a)

Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings that each last six months (each, an "Offering"), such Offerings to commence on January 1 and July 1 of each year and to end on the next June 30 and December 31, respectively. The first Offering shall begin on July 1, 2002 and shall end on December 31, 2002.

(b)

Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Offering or for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

(c)

In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2      Purchase Periods
(a)

Each Offering shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period shall commence on January 1 and July 1 of each year and shall end on the next June 30 and December 31, respectively. The first Purchase Period shall begin on July 1, 2002 and shall end on December 31, 2002.

(b)

Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Purchase Period or for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

(c)

In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3      Governmental Approval; Stockholder Approval

      Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan and (b) obtaining stockholder approval of the Plan.

SECTION 6. PURCHASE PRICE
(a)

The purchase price (the "Purchase Price") at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Common Stock on a Purchase Date during the Offering.

(b)

Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan (other than an annual increase pursuant to Section 4) is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of stockholder approval of such increase (the "Additional Shares"), then, if as of the date of such stockholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock's Fair Market Value on the date of such stockholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

SECTION 7. PARTICIPATION IN THE PLAN

7.1      Initial Participation

      An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Human Resources Department during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

(a)	indicating the Eligible Employee's election to participate in the Plan;
(b)	authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's Eligible Compensation; and
(c)	authorizing the purchase of Common Stock for the Participant in each Purchase Period.

      An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

      An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2      Continued Participation

      A Participant who has elected to participate in an Offering shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.3 or terminates employment as provided in Section 13.

SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1      Number of Shares Purchased
(a)

No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

(b)

No Participant shall be entitled to purchase more than 2,000 shares of Common Stock (or such other number as the Board or the Committee shall specify for a future Offering) under the Plan in any Offering or, if a future Offering has more than one Purchase Period, in any single Purchase Period of that Offering.

8.2      Pro Rata Allocation

      In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

SECTION 9. PAYMENT OF PURCHASE PRICE

9.1      General Rules

      Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2      Percent Withheld

      The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period (or such other percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld in whole percentages only.

9.3      Payroll Deductions

      Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4      Memorandum Accounts

      Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5      No Interest

      No interest shall be paid on payroll deductions received or held by the Company.

9.6      Acquisition of Common Stock

      On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Offering (or Purchase Period for any future Offerings consisting of more than one Purchase Period) by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for a future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7      Refund of Excess Amounts

      Any cash balance remaining in the Participant's account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. If the Participant does not participate in the next Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.8      Withholding Obligations

      At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of, a Participant shall make adequate provision for local, state, federal and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.9      Termination of Participation

      No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date.

9.10      Procedural Matters

      The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11      Leaves of Absence

      During leaves of absence approved by the Human Resources Department and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan for a maximum of 90 calendar days by continuing to accrue payroll deductions, or, if the leave is unpaid, by delivering cash payments to the Company on the Participant's normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence.

SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

10.1      ESPP Broker

      If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2      Notice of Disposition

      By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND
VOLUNTARY WITHDRAWAL

11.1      Changes in Withholding Amounts
(a)

Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce payroll contributions to 0% by completing and filing with the Human Resources Department an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing the amended Subscription if the amended Subscription is filed at least ten days prior to such date (the "Change Notice Date") and, if not, as of the beginning of the next succeeding payroll period. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(b)

Unless the Plan Administrator determines otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods by filing with the Human Resources Department an amended Subscription; provided, however, that notice of such election must be delivered to the Human Resources Department at least ten days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may be established for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(c)

Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant's payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Common Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Common Stock on the Offering Date of the Offering). Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3 or indicates otherwise in an amended Subscription. Also notwithstanding the foregoing, a Participant's payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to an Offering exceeds the amount necessary to purchase 2,000 shares of Common Stock in such Offering (or such other number as the Board or Committee shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

11.2      Withdrawal From an Offering

      A Participant may withdraw from an Offering by completing and delivering to the Human Resources Department a written notice of withdrawal on a form provided by the Company for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective. Unless otherwise indicated by a Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein, provided that such Participant is still an Eligible Employee upon commencement of such succeeding Offering. A Participant may not resume participation in the same Offering at any time following withdrawal from such Offering.

11.3      Withdrawal From the Plan

      A Participant may withdraw from the Plan by completing and delivering to the Human Resources Department a written notice of withdrawal on a form provided for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective, or by any other date specified by the Plan Administrator for a future Offering.

11.4      Notice of Withdrawal; Effect of Withdrawal on Prior Purchase Periods; Re-enrollment in the Plan
(a)

The Company may, from time to time, impose a requirement that any notice of withdrawal be on file with the Human Resources Department for a reasonable period prior to the effectiveness of the Participant's withdrawal.

(b)

If a Participant withdraws from an Offering or the Plan after the Purchase Date for a Purchase Period, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods.

(d)

In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

11.5      Return of Payroll Deductions

      Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12. AUTOMATIC WITHDRAWAL

      For any future Offering with multiple Purchase Periods, the Plan Administrator may provide that if the Fair Market Value of the Common Stock on any Purchase Date of an Offering is less than the Fair Market Value of the Common Stock on the Offering Date for such Offering, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of the shares of Common Stock for such Purchase Period and (b) be enrolled in the Offering commencing on the first business date subsequent to such Purchase Period, provided the Participant is eligible to participate in the Plan and has not elected to terminate participation in the Plan.

SECTION 13. TERMINATION OF EMPLOYMENT

      Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 14.2, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1      Transferability

      An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2      Beneficiary Designation

      A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Human Resources Department.

SECTION 15. NO RIGHTS AS STOCKHOLDER UNTIL SHARES ISSUED

      With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

SECTION 16. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED
UNDER THE PLAN

      The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

SECTION 17. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
(a)

The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 17, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

(b)

The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

(c)

Except as provided in Section 20, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

SECTION 18. NO RIGHTS AS AN EMPLOYEE

      Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19. EFFECT UPON OTHER PLANS

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20. ADJUSTMENTS

20.1      Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, split-off, combination or exchange of shares, recapitalization, merger, consolidation, merger, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's stockholders), the Board, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period, or by all Participants in a single Purchase Period. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

20.2      Dissolution or Liquidation of the Company

      In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.3      Company Transaction

      In the event of a proposed Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the "Successor Company"). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Board shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.4      Limitations

      The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21. REGISTRATION; CERTIFICATES FOR SHARES

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      To the extent that the Plan or any instrument evidencing shares of Common Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 22. EFFECTIVE DATE

      The Plan shall become effective on the date it is approved by the Company's stockholders, so long as such approval is obtained within 12 months of the date on which the Plan was adopted by the Board.

Adopted by the Board on September 17, 2001.

__________________________________________
Robert W. Cremin
Chairman, President, and Chief Executive Officer

ESTERLINE TECHNOLOGIES CORPORATION

This Proxy is Solicited on Behalf of The Board of Directors

      The undersigned hereby appoints Robert W. Cremin and Robert D. George and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Esterline Technologies Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on March 5, 2002, or at any adjournment or postponement thereof. The undersigned directs that this proxy be voted as follows:

(Continued and to be signed on other side)

^ FOLD AND DETACH HERE ^

						Please mark your votes as indicated in this example		/x/
		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	Election of the following Nominees as Directors to serve a term that expires in 2005:	/ /	/ /	2.	Proposal to approve the adoption of the 2002 Employee Stock Purchase Plan.	/ /	/ /	/ /
	01 Robert W. Cremin, 02 E. John Finn, and 03 Robert F. Goldhammer
INSTRUCTION: To withhold authority for any individual nominee, print that nominee's name in the following space: _____________________________________________________________				3.	In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the
manner directed on this proxy card. Management
recommends a vote FOR all nominees designated on this
proxy card and FOR the proposal referred to herein. If no
specification is made, a vote FOR all of said nominees will
be entered.

					The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.
Signature _________________________________	Signature ____________________________	Date ___________________________

NOTE: Please sign as name appears on this proxy. If stock is held jointly, each owner should sign. Persons signing in a representative capacity should give their title.
PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.

^ FOLD AND DETACH HERE ^